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THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO THE PROVISIONS OF
THE COMPANY'S 1997 STOCK OPTION PLAN. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.


                         INTERNATIONAL HOME FOODS, INC.
                             1997 STOCK OPTION PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                  FOR KEY EMPLOYEES AND ELIGIBLE NON-EMPLOYEES


                                December 2, 1998


Re: Grant of Stock Option

Dear C. Dean Metropoulos:

         The Board of Directors of International Home Foods, Inc. (the "Company") has adopted the Company's 1997 Stock Option Plan (the "Plan") for certain individuals, directors and key employees of the Company and its Related Entities. A copy of the Plan is being furnished to you concurrently with the execution of this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires or otherwise defined herein, all terms defined in the Plan shall have the same meaning when used herein.

1.       THE GRANT.

         Subject to the conditions set forth below, the Company hereby grants to you, effective as of December 2, 1998 (the "Grant Date"), as a matter of separate inducement and not in lieu of any compensation for your services, the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 1,000,000 shares (the "Option Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company at the Exercise Price (as hereinafter defined). As used herein, the term "Exercise Price" shall mean a price equal to $20.00 per share, subject to the adjustments and limitations set forth herein and in the Plan. The Option granted hereunder is intended to constitute a Non-Qualified Option within the meaning of the Plan. You should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.



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2.       EXERCISE.

         For purposes of this Option Agreement, Option Shares shall be deemed "Non-Vested Shares" unless and until they have become "Vested Shares" as set forth herein. So long as you remain an employee or director of the Company, the Option Shares shall become Vested Shares in three increments as follows:

         a. 333,333 Option Shares shall become Vested Shares upon the first day following the Grant Date at which the per-share Market Value of the Common Stock exceeds the greater of (i) $24.00 or (ii) the Target Price.

         b. 333,333 additional Option Shares shall become Vested Shares upon the first day following the one-year anniversary of the Grant Date at which the per-share Market Value of the Common Stock exceeds the greater of (i) $28.80 or
(ii) the Target Price.

         c. 333,334 additional Option Shares shall become Vested Shares upon the first day following the two-year anniversary of the Grant Date at which the per-share Market Value of the Common Stock exceeds $35.00.

         Vesting shall in all cases cease upon your ceasing to be an employee or director of the Company or a Related Entity.

         As used in this Agreement, Target Price, at any point in time, shall equal the Exercise Price compounded at an annual rate of 20% for the period from the Grant Date through the end of the calendar month immediately preceeding the point in time at which the Target Price is being calculated; provided that in no event shall the Target Price exceed $35.00

         As used in this Agreement, Market Value of the Common Stock shall mean, as of the date of determination, the average of the following for the 15 trading days immediately preceding such date of determination: (i) if the Common Stock is then admitted to listing or trading on any securities exchange registered under the Securities Exchange Act of 1934, as amended, the closing price per share of the Common Stock on such day or, if no sale takes place on any such day, the average of the closing bid and ask price on such day, or (ii) if the Common Stock is not listed or traded on any such securities exchange, the last sale price per share of the Common Stock on such day or, if no sale takes place on any such day, the average of the high bid and low asked prices on such day, in each case as reported by a reputable quotation source designated by the Company. If the Common Stock is not listed or traded on such a securities exchange and is not quoted by a reputable source, then the Market Value levels set forth in the preceding sub-sections a, b and c of this Section 2 shall be deemed satisfied.


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         You may exercise the Option to purchase all or a portion of the Vested
Shares at any time prior to the termination of the Option pursuant to the following paragraph. In no event shall you be entitled to exercise the Option for a fraction of a share. The unexercised portion of the Option Shares, if any, will automatically, and without notice, terminate and become null and void upon the expiration of five (5) years from the Grant Date.

         Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

3.       TERMINATION OF RELATIONSHIP.

         Upon the termination of your relationship with the Company or any Related Entity, you may exercise the Option with respect to all or any part of the Vested Shares not previously exercised until the expiration of the Option in accordance with its terms. In the case of termination of your relationship with the Company or any Related Entity due to death, your estate (or any Person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of your death) may exercise the Option with respect to all or any part of the Vested Shares until the expiration of the Option in accordance with its terms. In the case of termination of your relationship with the Company or any Related Entity due to Disability, you or your legal representative may exercise the Option with respect to all or any part of the Vested Shares until the expiration of the Option in accordance with its terms.

4.       CHANGE IN CONTROL.

         Notwithstanding the terms of Section 2, all of the Option Shares shall become Vested Shares immediately prior to any Change in Control; provided that in connection with a Change in Control following the third anniversary of the Grant Date that also constitutes a Sale of the Company, the Option Shares shall become Vested Shares only if the value of the per-share cash and/or securities received by the stockholders of the Company pursuant thereto exceeds the Target Price at the time of the Sale of the Company.

         As used in this Agreement, Change in Control shall mean (A) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Hicks, Muse, Tate & Furst Incorporated and/or its affiliates ("Hicks Muse") becoming the direct or indirect "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, (B) individuals who at the Grant Date constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the Grant Date or whose election


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or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the Board, (C) the Company merging with or consolidating into any other entity, or the stockholders of the Company and the holders of voting securities of any other entity participating in a securities exchange (other than a merger, consolidation or exchange which (1) would result in the holders (and/or their affiliates) of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 70% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger, consolidation or exchange and (2) would result in the Executive being the chief executive officer of such surviving entity), or (D) the stockholders of the Company approving a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company (in one or a series of related transactions) of all or substantially all of the Company's assets, or such a plan commencing other than in connection with a merger, consolidation or exchange which does not constitute a Change in Control under the preceding clause (C).

         As used in this Agreement, Sale of the Company shall mean a Change in Control pursuant to which the stockholders of the Company receive cash or securities that may be traded on a national securities exchange or in the over the counter market, or any combination thereof, for each share of Common Stock held by that stockholder.

5.       TRANSFERABILITY.

         The Option and any rights or interests therein are not assignable or transferable by you except by will or the laws of descent and distribution, and during your lifetime, the Option shall be exercisable only by you or, in the event that a legal representative has been appointed in connection with your Disability, such legal representative, provided, however, that you may transfer all or any portion of the Option, at any time and from time to time, to the Evan
D. Metropoulos Irrevocable Trust, the J. Daren Metropoulos Irrevocable Trust or any other trust which may, from time to time, be established for the benefit of persons who are natural objects of your bounty (the "Trusts"), which transfer(s) shall only become effective upon the Company's receipt of a written instrument evidencing such transfer, which instrument shall be executed by a duly authorized representative of the Trust(s), pursuant to which the Trust(s) shall agree, for the benefit of the Company (a) to take and hold the Option subject to the provisions, and upon the conditions, specified in this Non-Qualified Stock Option Agreement and in the Plan, and (b) that the Option may only be exercised by such Trust upon the delivery to the Company of evidence reasonably satisfactory to the Company (which, in the discretion of the Company, may include the opinion of counsel satisfactory to the Company) that such Trust is, at the time of such exercise, an "Accredited Investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act), or that the exercise by such Trust of this Option, at the time of exercise, will not violate the Securities Act or any applicable securities laws.


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6.       WITHHOLDING TAXES.

         By acceptance hereof, you hereby (i) agree to reimburse the Company or any Related Entity by which you are employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of your exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which you are employed to withhold from any cash compensation paid to you, or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company, or the Related Entity by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

7.       CONSENT TO APPROVED SALE.

         If the Board and the holders of a majority of the Common Stock then outstanding approve the sale of the Company to an independent third party (the "Approved Sale"), you shall, in your capacity as a holder of this Option, consent to and raise no objections against the Approved Sale. If the Approved Sale is structured as a sale of capital stock, you shall agree to sell your rights to acquire Option Shares hereunder on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding, provided that you receive as consideration for the right to acquire each Vested Share an amount equal to the Fair Market Value of the Common Stock less the Exercise Price. In furtherance of the foregoing, you shall take all necessary and desirable actions in connection with the consummation of the Approved Sale reasonably requested by the Committee. For purposes of this
Section 7, an "independent third party" is any person who does not own in excess of 5% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of a grandparent of any such 5% owner of the Common Stock. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated pursuant to the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the reasonable request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated pursuant to the Securities Act) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.


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8.       ADJUSTMENTS.

         In the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, then the number and/or kind of shares and/or interests subject to an Option, the per share price or value thereof and the Target Price and other vesting target levels set forth in Section 2 shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization, such that the Option shall thereafter vest and be exercisable for such securities, cash, and/or other property as would have been received in respect of the Option Shares subject to the Option had the Option been exercised in full immediately prior to such event and upon comparable terms as existed prior to such event. Any fractional shares or interests resulting from such adjustment shall be eliminated.

9.       MISCELLANEOUS.

         This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

         This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Related Entity to continue your employment, or (ii) on your part to remain in the employ of the Company or any Related Entity.

         This Option Agreement may be amended as provided in Section 19 of the Plan.


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         Please indicate your acceptance of all the terms and conditions of the
Option and the Plan by signing and returning a copy of this Option Agreement.


                                Very truly yours,

                                INTERNATIONAL HOME FOODS, INC.



                                By:
                                   --------------------------------------
                                         Michael Kelley Maggs
                                         Senior Vice President



ACCEPTED:



------------------------------
C. Dean Metropoulos